EXHIBIT 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS RECORD

FOURTH QUARTER AND FULL YEAR 2005 NET INCOME

Financial Highlights

2005 Fourth Quarter

•	Net income of $88.0 million, up 10%

•	Earnings per diluted share of $10.11, up 18%

•	Record new home deliveries of 1,468, up 21%

•	Consolidated operating revenue of $825.9 million, up 17%

•	Homebuilding gross margins of 23.5%, down 470 basis points

•	Gross profit from land sales of $35.5 million, up from $9.6 million

2005 Full Year

•	Net income of $190.6 million, up 11%

•	Earnings per diluted share of $21.98, up 25%

•	New home deliveries of 3,196, down 8%

•	Consolidated operating revenue of $1.856 billion, up 2%

•	Homebuilding gross margins of 25.1%, down 60 basis points

•	Gross profit from land sales of $66.5 million, up from $13.1 million

•	Year-end backlog of 1,291 homes valued at a record $691.6 million

•	Return on average stockholders’ equity of 45%

NEWPORT BEACH, CA—March 1, 2006—William Lyon Homes (NYSE: WLS) today reported the Company’s 2005 fourth quarter and fiscal year operating results which were at record levels for any comparable periods in the Company’s history.

Net income for the fourth quarter ended December 31, 2005 increased 10% to $87,955,000, or $10.11 per diluted share, a record for any quarter in the Company’s history, as compared to net income of $80,155,000, or $8.58 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 17% to $825,881,000 for the quarter ended December 31, 2005, as compared to $707,866,000 for the comparable period a year ago.

For the year ended December 31, 2005, the Company reported record net income of $190,631,000, or $21.98 per diluted share, an increase of 11% as compared to net income of $171,649,000, or $17.55 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 2% to $1,856,383,000 for the year ended December 31, 2005, as compared with $1,821,847,000 for the comparable period a year ago.

Operating revenue for the three months ended December 31, 2005 and 2004 included $46,344,000 and $18,207,000, respectively, from the sales of land resulting in gross profit of approximately $35,462,000 and $9,645,000, respectively. Operating revenue for the years ended December 31, 2005 and 2004 included $111,316,000 and $36,258,000, respectively, from the sales of land resulting in gross profit of approximately $66,542,000 and $13,085,000, respectively. In accordance with the Company’s long established policy, and in the ordinary course of business, the Company continually evaluates land sales as market and business conditions warrant. In 2005, these significant land sales occurred in the Company’s Arizona and Southern California Divisions.

The Company’s combined results including joint ventures were as follows: The number of homes closed for the year ended December 31, 2005 was 3,196, a decrease of 8% as compared to 3,471 for the year ended December 31, 2004. The number of homes closed for the three months ended December 31, 2005 was 1,468, up 21% as compared to 1,210 for the three months ended December 31, 2004. The Company’s backlog of homes sold but not closed was 1,291 at December 31, 2005, a record for any fourth quarter in the Company’s history, and up 11% from 1,166 at December 31, 2004. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2005, was $691,627,000, up 11% from $623,578,000 at December 31, 2004. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 16% during 2005 and 17% during 2004.

Net new home orders for the three months ended December 31, 2005 were 460, a decrease of 7% as compared to 493 for the three months ended December 31, 2004. Net new home orders for the year ended December 31, 2005 were 3,321, a decrease of 2% as compared to 3,371 for the year ended December 31, 2004. The average number of sales locations was unchanged at 41 for the years ended December 31, 2005 and 2004.

During the fourth quarter of 2005, the average sales price of homes (including joint ventures) was $531,000, down 7% as compared to $570,000 for the comparable period a year ago. The lower average sales price reflects a change in product mix.

For the quarter ended December 31, 2005, the Company’s homebuilding gross margin percentage decreased to 23.5% from 28.2% for the quarter ended December 31, 2004. For the year ended December 31, 2005, the Company’s homebuilding gross margin percentage decreased to 25.1% from 25.7% for the year ended December 31, 2004. These lower gross margin percentages were primarily due to the earlier close out of projects with higher gross margins, a shift in product mix and increases in land costs which resulted in higher cost of sales when homes closed.

The reduction of 8% in new home deliveries in 2005 as compared to 2004 resulted primarily from a reduction in sales locations in the first half of 2005 as compared to 2004. The reduction of open sales locations in the first half of the year combined with the adverse weather conditions experienced in the first two months of 2005 delayed some of the Company’s construction schedules and ultimately negatively impacted the Company’s closings for the year.

In 2005, the Company was focused on increasing the number of sales locations in each of its markets and at December 31, 2005, the Company ended the year with 44 active sales locations as compared to 37 active sales locations at December 31, 2004. In 2006, the Company will continue its focus on increasing its sales locations in each of its markets.

During the last half of the fourth quarter of 2005, the Company began to experience some slowing in new orders in many of its markets, increases in cancellation rates and increasing pricing pressures from several of its competitors who initiated aggressive incentive and discounting programs.

This softening in the Company’s markets is continuing into 2006 as the Company’s orders have declined for the first eight weeks of 2006 by 31% over the comparable period in 2005. Cancellation rates have increased in this period in 2006 to 26% from 12% in the comparable period in 2005. The Company is also seeing increases in its standing and unsold completed inventory in 2006 as compared to 2005.

Based upon these changing market conditions, the Company is now targeting approximately 3,100 deliveries, including consolidated joint ventures, for the full year 2006, which will result in homebuilding revenue of approximately $1.65 billion. The Company has lowered its expectations for additional price appreciation in certain markets as well as factored in some additional incentives to move certain products, all of which have a negative impact on consolidated homebuilding gross margin percentage. The Company is currently projecting a homebuilding gross margin percentage of 22% for the full year 2006. Full year 2006 earnings are estimated to be in a range of between $14.00 and $15.00 per share on a diluted basis.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Thursday, March 2, 2006 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2005 earnings results. The dial-in number is (866) 271-6130 (enter passcode number 55617682). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on March 2, 2006 at 1:00 p.m. Pacific Time through midnight on March 24, 2006. The dial-in number for the replay is (888) 286-8010 (enter passcode number 59691124). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2005			2004
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	1,122	346	1,468	773	437	1,210

Home sales revenue	$594,867	$184,670	$779,537	$446,494	$243,165	$689,659
Cost of sales	(463,106)	(132,979)	(596,085)	(328,267)	(166,920)	(495,187)

Gross margin	$131,761	$51,691	$183,452	$118,227	$76,245	$194,472

Gross margin percentage	22.1%	28.0%	23.5%	26.5%	31.4%	28.2%

Number of homes closed
California	723	346	1,069	413	437	850
Arizona	191	—	191	136	—	136
Nevada	208	—	208	224	—	224

Total	1,122	346	1,468	773	437	1,210

Average sales price
California	$625,800	$533,700	$596,000	$795,900	$556,400	$672,800
Arizona	366,500	—	366,500	250,600	—	250,600
Nevada	348,100	—	348,100	373,700	—	373,700

Total	$530,200	$533,700	$531,000	$577,600	$556,400	$570,000

Number of net new home orders
California	229	61	290	183	147	330
Arizona	88	—	88	100	—	100
Nevada	82	—	82	63	—	63

Total	399	61	460	346	147	493

Average number of sales locations during quarter
California	23	7	30	14	10	24
Arizona	5	—	5	6	—	6
Nevada	9	—	9	7	—	7

Total	37	7	44	27	10	37

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of December 31,
	2005			2004
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	608	123	731	357	245	602
Arizona	396	—	396	482	—	482
Nevada	164	—	164	82	—	82

Total	1,168	123	1,291	921	245	1,166

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$427,103	$64,354	$491,457	$292,298	$160,280	$452,578
Arizona	141,132	—	141,132	136,815	—	136,815
Nevada	59,038	—	59,038	34,185	—	34,185

Total	$627,273	$64,354	$691,627	$463,298	$160,280	$623,578

Lots controlled at end of period Owned lots
California	4,296	1,290	5,586	2,702	1,445	4,147
Arizona	3,627	822	4,449	3,518	—	3,518
Nevada	1,483	—	1,483	1,193	—	1,193

Total	9,406	2,112	11,518	7,413	1,445	8,858

Optioned lots (1)
California			4,650			4,532
Arizona			8,232			3,960
Nevada			2,189			1,262

Total			15,071			9,754

Total lots controlled
California			10,236			8,679
Arizona			12,681			7,478
Nevada			3,672			2,455

Total			26,589			18,612

(1)	Optioned lots may be purchased as wholly-owned projects or by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Twelve Months Ended December 31,
	2005			2004
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	2,508	688	3,196	2,447	1,024	3,471

Home sales revenue	$1,338,208	$406,859	$1,745,067	$1,246,277	$539,312	$1,785,589
Cost of sales	(1,012,761)	(294,266)	(1,307,027)	(941,225)	(385,832)	(1,327,057)

Gross margin	$325,447	$112,593	$438,040	$305,052	$153,480	$458,532

Gross margin percentage	24.3%	27.7%	25.1%	24.5%	28.5%	25.7%

Number of homes closed
California	1,315	688	2,003	1,312	1,024	2,336
Arizona	628	—	628	402	—	402
Nevada	565	—	565	733	—	733

Total	2,508	688	3,196	2,447	1,024	3,471

Average sales price
California	$707,400	$591,400	$667,600	$692,200	$526,700	$619,600
Arizona	321,500	—	321,500	241,800	—	241,800
Nevada	364,600	—	364,600	328,700	—	328,700

Total	$533,600	$591,400	$546,000	$509,300	$526,700	$514,400

Number of net new home orders
California	1,566	566	2,132	1,157	955	2,112
Arizona	542	—	542	677	—	677
Nevada	647	—	647	582	—	582

Total	2,755	566	3,321	2,416	955	3,371

Average number of sales locations during period
California	20	8	28	17	11	28
Arizona	5	—	5	6	—	6
Nevada	8	—	8	7	—	7

Total	33	8	41	30	11	41

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Operating revenue
Home sales	$779,537	$689,659	$1,745,067	$1,785,589
Lots, land and other sales	46,344	18,207	111,316	36,258

	825,881	707,866	1,856,383	1,821,847

Operating costs
Cost of sales - homes	(596,085)	(495,187)	(1,307,027)	(1,327,057)
Cost of sales - lots, land and other	(10,882)	(8,562)	(44,774)	(23,173)
Sales and marketing	(22,585)	(21,227)	(59,422)	(58,792)
General and administrative	(27,165)	(26,530)	(90,045)	(80,784)
Other	(5,268)	(680)	(7,050)	(2,105)

	(661,985)	(552,186)	(1,508,318)	(1,491,911)

Equity in (loss) income of unconsolidated joint ventures	(212)	(248)	4,301	(699)

Minority equity in income of consolidated entities	(20,539)	(24,891)	(37,571)	(49,661)

Operating income	143,145	130,541	314,795	279,576
Financial advisory expenses	—	—	(2,191)	—
Other income, net	1,923	2,623	2,176	5,572

Income before provision for income taxes	145,068	133,164	314,780	285,148
Provision for income taxes	(57,113)	(53,009)	(124,149)	(113,499)

Net income	$87,955	$80,155	$190,631	$171,649

Earnings per common share
Basic	$10.17	$8.65	$22.09	$17.69

Diluted	$10.11	$8.58	$21.98	$17.55

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2005	2004
	(unaudited)
ASSETS
Cash and cash equivalents	$52,369	$96,074
Receivables	143,481	39,302
Real estate inventories	1,419,248	1,059,173
Investments in and advances to unconsolidated joint ventures	397	17,911
Property and equipment, less accumulated depreciation of $9,936 and $7,844 at December 31, 2005 and 2004, respectively	18,553	18,066
Deferred loan costs	12,323	13,982
Goodwill	5,896	5,896
Other assets	38,735	24,158

	$1,691,002	$1,274,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$67,326	$39,364
Accrued expenses	181,068	150,774
Notes payable	125,619	48,571
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	246,917	246,648
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	920,930	785,357

Minority interest in consolidated entities	227,178	142,096

Stockholders’ equity
Common stock, par value $0.01 per share; 30,000,000 shares authorized; 8,652,067 and 8,616,236 shares issued and outstanding at December 31, 2005 and 2004, respectively; 1,275,000 shares issued and held in treasury at December 31, 2005 and 2004	86	86
Additional paid-in capital	35,404	30,250
Retained earnings	507,404	316,773

	542,894	347,109

	$1,691,002	$1,274,562

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2005	2004	2005		2004
Net income	$87,955	$80,155	$190,631		$171,649
Net cash provided by (used in) operating activities	$229,392	$245,818	$(44,534)		$87,293
Interest incurred	$21,096	$14,908	$73,208		$59,024
Adjusted EBITDA (1)	$168,579	$154,902	$371,027		$349,845
Ratio of adjusted EBITDA to interest incurred			5.07	x	5.93	x

Balance Sheet Data

	December 31,
	2005		2004
Stockholders’ equity per share	$62.75		$40.29
Stockholders’ equity	$542,894		$347,109
Total debt	672,536		595,219

Total book capitalization	$1,215,430		$972,328

Ratio of debt to total book capitalization	55.3%		63.2%
Ratio of debt to total book capitalization (net of cash)	53.3%		59.0%
Ratio of debt to LTM adjusted EBITDA	1.81	x	1.70	x
Ratio of debt to LTM adjusted EBITDA (net of cash)	1.67	x	1.43	x

(1)

Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income	$87,955	$80,155	$190,631	$171,649
Provision for income taxes	57,113	53,009	124,149	113,499
Interest expense:
Interest incurred	21,096	14,908	73,208	59,024
Interest capitalized	(21,096)	(14,908)	(73,208)	(59,024)
Amortization of capitalized interest in cost of sales	22,832	20,951	55,748	62,671
Depreciation and amortization	532	539	2,092	1,327
Cash distributions of income from unconsolidated joint ventures	(65)	—	2,708	—
Equity in loss (income) of unconsolidated joint ventures	212	248	(4,301)	699

Adjusted EBITDA	$168,579	$154,902	$371,027	$349,845

A reconciliation of net cash used in operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2005	2004	2005	2004
Net cash provided by (used in) operating activities	$229,392	$245,818	$(44,534)	$87,293
Interest expense:
Interest incurred	21,096	14,908	73,208	59,024
Interest capitalized	(21,096)	(14,908)	(73,208)	(59,024)
Amortization of capitalized interest in cost of sales	22,832	20,951	55,748	62,671
Non-cash impairment charge	(4,600)	—	(4,600)	—
State income tax refund credited to additional paid-in capital	(1,845)	—	(1,845)	—
Minority equity in (income) loss of consolidated entities	(20,539)	(24,891)	(37,571)	(49,661)
Net changes in operating assets and liabilities:
Receivables	107,742	11,155	104,179	(9,168)
Real estate inventories	(167,133)	(125,620)	232,240	195,340
Deferred loan costs	(696)	617	(1,659)	1,004
Other assets	936	7,159	6,173	5,122
Accounts payable	(1,912)	18,263	(27,962)	2,612
Accrued expenses	4,402	1,450	90,858	54,632

Adjusted EBITDA	$168,579	$154,902	$371,027	$349,845